UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2018

WRIT MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7812	56-2646829
(State or jurisdiction of	(Primary Standard	(I.R.S. Employer
Classification Code Number)	Industrial incorporation)	Identification No.)

8200 Wilshire Blvd. #200, Beverly Hills, California 90211, (310) 461-3737

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant.

1.	On May 1, 2018, the Company was notified by MaloneBailey, LLP (“MaloneBailey”) that it was resigning as the Company’s independent registered public accounting firm.

2.	MaloneBailey’s report on the Company’s financial statements for the years ended March 31, 2017 and 2016 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

3.	During the Company’s two most recent fiscal years, the subsequent interim periods thereto and through May 1, 2018, there have been no disagreements (as defined in Item 304 of Regulation S-K) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MaloneBailey would have caused them to make reference thereto in their report on the financial statements. Further, during the Company’s two most recent fiscal years, the subsequent interim periods thereto, and through May 1, 2018, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for material weaknesses described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended March 31, 2017.

4.	We have authorized MaloneBailey to respond fully to the inquiries of the successor accountant.

5.	The Company provided a copy of the foregoing disclosures to MaloneBailey prior to the date of the filing of this Report and requested that MaloneBailey furnish it with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

a.	None

b.	Exhibits

NUMBER	EXHIBIT
16.1	Letter from MaloneBailey, LLP, Certified Public Accountants, dated May 7, 2018, regarding Change in Certifying Accountant. (Filed herewith.)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIT MEDIA GROUP, INC.

Date: May 7, 2018	By:	/s/ Eric Mitchell
Eric Mitchell
President

3